UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2012

The Phoenix Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Row, Hartford, CT	06102-5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860)403-5000

 (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 15, 2012, the Board of Directors of The Phoenix Companies, Inc. (the “Company”) approved an amendment to Sections 5.01, 5.02, 5.03 and 5.04 of Article V of the bylaws of the Company (the “Bylaws”), effective immediately, to expressly provide that the Company issue shares of its common stock in uncertificated or book-entry form and to make certain additional conforming changes to the Bylaws.  The amendment to the Company’s Bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)	The 2012 annual meeting of The Phoenix Companies, Inc. (the “Company”) shareholders was held on May 15, 2012.

(b)	Voting results for each matter are set forth below.
(1)	election of three directors:

Director Name	For	Withheld	Broker Non-Votes
Sanford Cloud, Jr.	34,441,512	14,896,855	29,299,019
Gordon J. Davis	44,752,300	4,586,067	29,299,019
Augustus K. Oliver, II	44,926,577	4,411,790	29,299,019

There were no abstentions on this matter.

(2)	ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012:

For	Against	Abstain
73,290,327	5,120,969	226,090

(3)	advisory, non-binding vote on the compensation of the Company's named executive officers as described in our proxy statement:

For	Against	Abstain	Broker Non-Votes
22,575,204	26,347,575	415,588	29,299,019

(4)	grant to the Board of discretionary authority to amend the Company’s certificate of incorporation to effect a reverse stock split and authorized share reduction:

For	Against	Abstain
70,380,435	8,038,783	218,168

Item 9.01  Financial Statements and Exhibits

      (d)           Exhibits

The following exhibit is furnished herewith:

3.1     Amendment to the Bylaws of The Phoenix Companies, Inc.

 * * * * *

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.
Date: May 18, 2012	By:	/s/ Bonnie J. Malley
		Name:	Bonnie J. Malley
		Title:	Executive Vice President and Chief Administrative Officer